Exhibit 10.8

VOTING AGREEMENT

dated as of

May 6, 2025

among

LIONSGATE STUDIOS HOLDING CORP.,

LIBERTY GLOBAL VENTURES LIMITED,

MHR FUND MANAGEMENT LLC,

LIBERTY GLOBAL LTD.,

and

the Mammoth Funds (as defined herein)

ii

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of May 6, 2025, among MHR Fund Management LLC, a Delaware limited liability company (“Mammoth”), the affiliated funds of Mammoth party hereto (the “Mammoth Funds”), Liberty Global Ventures Limited (f/k/a Liberty Global Incorporated Limited), a limited company organized under the laws of England and Wales (“Leopard”), Lionsgate Studios Holding Corp., a corporation organized under the laws of British Columbia, Canada (subject to Section 1.02(b), the “Company”) and Liberty Global Ltd. (f/k/a Liberty Global plc), a Bermuda exempted company limited by shares (“Leopard Parent”, and together with Mammoth, the “Investors” and each, an “Investor”) (collectively, the “Parties).

W I T N E S S E T H :

WHEREAS, the Investors, the Mammoth Funds, Leopard, Lions Gate Entertainment Corp., a corporation organized under the laws of British Columbia, Canada (“LGEC”) and Lionsgate Studios Corp., a corporation organized under the laws of British Columbia, Canada (“LG Studios”), Discovery Lightning Investments Ltd., a limited company organized under the laws of England and Wales and Warner Bros Discovery Inc. (f/k/a Discovery Communications, Inc.), a Delaware corporation, are party to that certain Voting and Standstill Agreement, dated as of November 10, 2015, as amended on June 30, 2016 and May 13, 2024 (as so amended, the “Original Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Original Agreement); and

WHEREAS, the board of directors of LGEC has determined that it is advisable and in the best interests of LGEC and its stakeholders, including its shareholders and creditors, to create two new publicly traded companies that shall operate the Starz Business (as defined in the Separation Agreement) and the LG Studios Business (as defined in the Separation Agreement) by way of a plan of arrangement under applicable corporate law (the “Plan of Arrangement”) pursuant to which LGEC’s shareholders will exchange all of their LGEC Shares (as defined in the Separation Agreement) for New Lionsgate New Common Shares and Starz Common Shares (defined below), in each case on a pro rata basis and as more fully described in the Separation Agreement, dated as of May 6, 2025, by and among the Company, LG Studios, LGEC and LG Sirius Holdings ULC.

WHEREAS, the board of directors of LG Studios has determined that it is advisable and in the best interests of its shareholders to approve a special resolution adopting a statutory Plan of Arrangement;

WHEREAS, in connection with the Separation Agreement and the Transactions (as defined in the Separation Agreement), the Parties desire, effective as of Effective Time, to terminate the Original Agreement and enter into this Agreement and that certain Voting Agreement, dated as of the date hereof, by and among Starz, Discovery Lightning Investments Ltd., Warner Bros Discovery Inc. and the Parties (the “Other Voting Agreement”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, (i) any Controlled Person of such Person, (ii) any other Person directly or indirectly controlling, controlled by or under common control with such Person or (iii) any Person (and its Subsidiaries) in relation to which such Person or any of its Controlled Persons is required, from time to time, whether alone or as part of a group, to make or maintain a filing with the SEC on Schedule 13D. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that in no event shall the Company, Starz or any of their respective Subsidiaries or controlled Affiliates be considered an Affiliate of any Investor or any of its Subsidiaries, Affiliates, portfolio companies or affiliated investment funds, nor shall any Investor or any of its Subsidiaries, Affiliates, portfolio companies or affiliated investment funds be considered to be an Affiliate of the Company, Starz or any of their respective Subsidiaries or controlled Affiliates.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, provincial, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“beneficially own” or “beneficial ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided that (i) the words “within 60 days” in Rule 13d-3(d)(1)(i) shall be disregarded for the purposes of this Agreement and (ii) a Person shall also be deemed to be the beneficial owner of, without duplication, (a) all Common Shares which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, (b) all Common Shares which such Person has or shares the right to vote or dispose (provided that no Investor will be deemed to beneficially own Common Shares by virtue of the Company Investor Rights Agreement, this Agreement or any agreement or arrangement among the Investors related thereto), (c) all Common Shares to which such Person has economic exposure through any derivative transaction that gives such Person the economic equivalent of ownership of an amount of Common Shares due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Common Shares, or which provides such Person an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Common Shares, in any case without regard to whether (x) such derivative conveys any voting rights in Common Shares to such Person, (y) the derivative is required to be, or capable of being, settled through delivery of Common Shares, or (z) such Person may have entered into other transactions that hedge the economic effect of such beneficial ownership of Common Shares, and (d) for the avoidance of doubt, all Common Shares that are subject to a Hedging Transaction by such Person, except to the extent such Common Shares are delivered to the Hedging Counterparty in respect of (x) the settlement, termination or cancellation of such Hedging Transaction or (y) a foreclosure by the Hedging Counterparty; and provided, further, that no Investor will be deemed to beneficially own Common Shares by virtue of the Company Investor Rights Agreement, this Agreement or any agreement or arrangement among the Investors related thereto.

“Board” means, subject to Section 1.02(b), the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Vancouver, British Columbia or New York, New York are authorized or required by Applicable Law to close.

“Change of Control Transaction” means, subject to Section 1.02(b), (i) a transaction whereby any Person or group would acquire, directly or indirectly, Voting Securities representing more than 50% of the Total Voting Power; (ii) the sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries; or (iii) a merger, consolidation, recapitalization or reorganization of the Company, unless securities representing more than 50% of the Total Voting Power of the Successor Company are immediately thereafter beneficially owned, directly or indirectly, by the Persons who beneficially owned the Company’s outstanding Voting Securities immediately prior to such transaction.

“Common Share” means, subject to Section 1.02(b), a common share without par value of the Company, and any other security into which such Common Shares may hereafter be converted or exchanged.

“Company Investor Rights Agreement” means that certain investor rights agreement, dated as of the date hereof, by and among Mammoth, Leopard, the Company, Leopard Parent, and the Mammoth Funds.

“Company Securities” means, subject to Section 1.02(b), (i) the Common Shares, (ii) securities convertible or exercisable into, or exchangeable for, Common Shares, (iii) any other Voting Securities, (iv) any other equity or equity-linked security issued by the Company, (v) options, warrants or other rights to acquire any of the foregoing, and (vi) Subsidiary Securities (in each case whether or not issued by the Company or its Subsidiaries). For the avoidance of doubt, each of the foregoing (i) through (vi) shall include any securities exposure to which is held in derivative form.

“Controlled Person” means, with respect to any Person, any other Person controlled by such Person. For the purpose of this definition, the term “control” (including, with a correlative meaning, the term “controlled by”), as used with respect to any Person, means either (i) beneficial ownership, directly or indirectly, of securities of any Person that represent 50% or more of the vote in the election of directors (or equivalent) or otherwise entitle the holder to nominate or designate a majority of the directors (or equivalent), or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. With respect to any LG Investor, a Controlled Person shall also include any Person which is jointly controlled, directly or indirectly, by such LG Investor and one or more other LG Investors (and beneficial ownership shall be aggregated for such purposes). With respect to Mammoth, a Controlled Person shall also include any investment fund or investment vehicle that is managed or advised by Mammoth or one of its Affiliates.

“Effective Time” has the meaning ascribed to “Separation Effective Time” in the Plan of Arrangement.

“Excess Securities” means such number of Voting Securities representing the amount of Voting Power, if any, by which the Voting Power represented by Voting Securities beneficially owned, in the aggregate, by all LG Investors and their respective Affiliates and any Person that is a member of a group with any such Persons with respect to Company Securities exceeds 18.5% of the Total Voting Power. For the purposes of the definition of “Excess Securities,” Mammoth and its Affiliates shall not under any circumstances constitute part of a “group” with the LG Investors or any of their Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934.

“Financial Institution” means a bank of internationally recognized standing that acts as a lender, secured party or other counterparty in Hedging Transactions and Financing Transactions without the purpose of influencing or controlling the management or policies of the Person that issued the equity securities pledged in such Financing Transactions or Hedging Transactions.

“Financing Counterparty” means any Financial Institution acting as lender, secured party or other counterparty in connection with a Financing Transaction.

“Financing Transaction” means any bona fide loan, borrowing or other transaction (other than any Hedging Transaction) used to finance, or refinance, the acquisition or holding by an Investor or any of its Controlled Persons of any Company Securities that (i) could not result in any Investor or any of its Controlled Persons ceasing to have the power to vote or direct the voting of any Company Securities (other than in connection with a default or the exercise of remedies by a Financing Counterparty) and (ii) does not have the effect of hedging any Investor’s or any of its Controlled Persons’ exposure to changes in the market price of any Company Securities (provided that, for the avoidance of doubt, a margin loan shall not be considered to have a hedging effect for this purpose).

“Governmental Authority” means any transnational, domestic or foreign, federal, provincial, state or local governmental, regulatory, self-regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“group” has meaning within the meaning of Section 13(d)(3) of the Exchange Act.

“Hedging Counterparty” means any Financial Institution acting as counterparty in connection with a Hedging Transaction.

“Hedging Transaction” means any forward, prepaid forward, put, call, collar, or other transaction pursuant to which any Person seeks to hedge its exposure to changes in the market price of any Company Securities (including to finance, or refinance, the acquisition or holding by an Investor or any of its Controlled Persons of any Company Securities).

“Investor Designee” means any director of the Board who has been nominated by an Investor pursuant to the terms of the Company Investor Rights Agreement.

“Investor Rights Agreements” means, collectively, (i) the Company Investor Rights Agreement and (ii) that certain investor rights agreement, dated as of the date hereof, by and among the Company, Mammoth, Leopard, Leopard Parent and the Mammoth Funds.

“Joinder Transfer” means a Transfer, or series of related Transfers, of Company Securities that would result in or involve (x) a transferee acquiring a number of such Company Securities that would result in such Person, together with its Affiliates and any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities, becoming a beneficial owner of 5% or more of (i) the Total Voting Power or (ii) the outstanding Common Shares (or having the exposure to 5% or more of the Common Shares in derivative form), (y) the Transfer of Company Securities to any Person who at such time beneficially owns, together with its Affiliates and any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities, 5% or more of (i) the Total Voting Power or (ii) the outstanding Common Shares (or having the exposure to 5% or more of the Common Shares in derivative form), or (z) Company Securities being acquired by an Affiliate of an LG Investor or any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities. For the purposes of the definition of “Joinder Transfer,” any Transfer or series of related Transfers, of Company Securities to Mammoth or any of its Affiliates shall not under any circumstances constitute a Joinder Transfer.

“LG Investor” means, collectively, Leopard Parent and any other Person that is required to become a party to this Agreement pursuant to Section 4.01.

“LG Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the date hereof by and among the Company and Leopard.

“LG Required Vote Amount” means, with respect to any LG Investor at any time, a number of votes equal to (a) the aggregate Voting Power represented by the Voting Securities beneficially owned by such LG Investor and its Controlled Persons at such time multiplied by (b) a fraction, (x) the numerator of which is the aggregate Voting Power represented by the Voting Securities beneficially owned by Mammoth and its Controlled Persons at such time (other than Voting Power represented by the Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction) and (y) the denominator of which is the aggregate Voting Power represented by the Voting Securities beneficially owned by Mammoth and its Controlled Persons at such time.

“Mammoth Required Vote Amount” means, at any time, a number of votes equal to (a) the aggregate Voting Power represented by the Voting Securities beneficially owned by Mammoth and its Controlled Persons at such time multiplied by (b) a fraction, (x) the numerator of which is the aggregate Voting Power represented by the Voting Securities beneficially owned by the LG Investors and their respective Controlled Persons at such time (other than Voting Power represented by the Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction) and (y) the denominator of which is the aggregate Voting Power represented by the Voting Securities beneficially owned by the LG Investors and their respective Controlled Persons at such time.

“New Company” means (i) a Successor Company resulting from a Change of Control Transaction resulting in the Company being controlled by an Affiliate (other than a Controlled Person) of an LG Investor or (ii) a Successor Company not resulting from a Change of Control Transaction.

“New Lionsgate New Common Shares” means the common shares, without par value, of New Lionsgate.

“Parent Change of Control Transaction” means, with respect to Leopard Parent, (i) a transaction whereby any Person or group would acquire, directly or indirectly, voting securities representing more than 50% of the total voting power of such Person; or (ii) a merger, consolidation, recapitalization or reorganization of such Person.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“SEC” means the U.S. Securities and Exchange Commission.

“Starz Common Shares” means the common shares, without par value, of Starz, created pursuant to the Plan of Arrangement.

“Starz” means Starz Entertainment Corp. (f/k/a Lions Gate Entertainment Corp.)], a corporation organized under the laws of British Columbia, Canada.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person; provided that none of the Company or any Subsidiary or controlled Affiliate of the Company shall be considered a Subsidiary of any Investor or any of its Affiliates for purposes of this Agreement.

“Subsidiary Securities” means, subject to Section 1.02(b), (i) the common stock of any Subsidiary of the Company, (ii) securities convertible or exercisable into, or exchangeable for, the common stock of any such Subsidiary, (iii) any shares of common stock or other voting securities of any such Subsidiary entitled, in the ordinary course, to vote in the election of directors of any such Subsidiary, (iv) any other equity or equity-linked security issued by any such Subsidiary and (v) options, warrants or other rights to acquire any of the foregoing (in each case whether or not issued by the Company or any such Subsidiary). For the avoidance of doubt, each of the foregoing clauses (i) through (v) shall include any securities exposure to which is held in derivative form.

“Successor Company” means any entity (i) that is the issuer of any securities into which any Company Securities or Subsidiary Securities are converted, exchanged, changed or reclassified (including by operation of law) or (ii) the securities of which are distributed in respect of Company Securities or Subsidiary Securities (including in connection with a spin off transaction).

“Total Voting Power” means the aggregate number of votes which may be cast by all holders of outstanding Voting Securities in the election of directors.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing. “Transfer” shall exclude, however, with respect to any Company Securities, the entry into or performance of any Hedging Transaction or Financing Transaction in respect of such Company Securities and any payment or settlement thereunder, the granting of any lien, pledge, security interest, or other encumbrance in or on such Company Securities to a Hedging Counterparty or Financing Counterparty in connection with any Hedging Transaction or Financing Transaction, the rehypothecation of any Company Securities by the Hedging Counterparty or Financing Counterparty in connection with a Hedging Transaction or Financing Transaction, and any transfer to, by or at the request of such Hedging Counterparty or Financing Counterparty in connection with an exercise of remedies by the Hedging Counterparty or Financing Counterparty under such Hedging Transaction or Financing Transaction.

“Voting Power” means the aggregate number of votes which may be cast by a holder of outstanding Voting Securities in the election of directors.

“Voting Securities” means, subject to Section 1.02(b), Common Shares entitled to vote in the election of directors of the Company and all other securities of the Company entitled to vote in the election of directors of the Company.

“Willful Breach” means, with respect to any Party, a material breach, or failure to perform, that is the consequence of an intentional action or omission of such Party or any of its Controlled Persons with the actual knowledge that the taking of, or failure to take, such action would, or would be reasonably expected to, cause a material breach of this Agreement.

Section 1.02 Other Definitional and Interpretative Provisions.

(a) The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are, unless expressly stated otherwise, to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to one gender include all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

(b) The terms Board, Change of Control Transaction, Common Shares, Company, Company Securities, Subsidiary Securities and Voting Securities shall be deemed to include applicable references to any New Company and such terms (including as used in other defined terms) shall be construed accordingly.

ARTICLE II

RESERVED

ARTICLE III

VOTING ARRANGEMENTS

Section 3.01 Reserved.

Section 3.02 Excess Securities. Each LG Investor agrees that such LG Investor shall, and shall cause its Controlled Persons to, as applicable, (a) cause the Voting Securities beneficially owned (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Voting Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) by such LG Investor and/or any of its Controlled Persons to be present for quorum purposes at any shareholder meeting of the Company considering any merger, amalgamation, plan of arrangement, consolidation, business combination, third party tender offer, asset sale or other similar transaction involving the Company or any of its Subsidiaries (and any proposal relating to (i) the issuance of capital, (ii) an increase in the authorized capital or (iii) an amendment to any constitutional documents in connection with any of the foregoing, in the case of this clause (iii), so long as such proposal does not have a disproportionately adverse effect (not solely resulting from the proportionate number of Voting Securities held by the LG Investors and their Controlled Persons) on the LG Investors and their Controlled Persons as compared to the other holders of Voting Securities) and (b) vote its and their respective pro rata portion of the Excess Securities, or execute proxies or written consents with respect to the same, as the case may be, approving such transaction (and any proposal relating to (i) the issuance of capital, (ii) an increase in the authorized capital or (iii) an amendment to any constitutional documents in connection with any of the foregoing, in the case of this clause (iii), so long as such proposal does not have a disproportionately adverse effect (not solely resulting from the proportionate number of Voting Securities held by the LG Investors and their Controlled Persons) on the LG Investors and their Controlled Persons as compared to the other holders of Voting Securities) in the same proportion as the votes cast by all shareholders of the Company on such matter (other than votes cast by the LG Investors, their respective Affiliates or any Person that is a part of a group with any such Persons). For the purposes of this Section 3.02, Mammoth and its Affiliates shall not under any circumstances constitute part of a group with the LG Investors or any of their Affiliates. For purposes of this Section 3.02, “pro rata portion” means, with respect to any LG Investor and its Controlled Persons, a number of Voting Securities representing Voting Power equal to the product of (x) the Excess Securities multiplied by (y) a fraction, (1) the numerator of which is the Voting Securities beneficially owned (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) by such LG Investor and/or any of its Controlled Persons and (2) the denominator of which is the Voting Securities beneficially owned (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) by all LG Investors and/or any of their respective Controlled Persons in the aggregate.

Section 3.03 Investor Board Designees.

(a) Subject to the following sentence, each Investor agrees that, for so long as any Investor has the right to nominate at least one Investor Designee, each Investor shall, and shall cause each of its Controlled Persons to, (i) cause the Voting Securities beneficially owned by such Investor and/or any of its Controlled Persons (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) to be voted in favor of all Investor Designees of any other Investor and (ii) not vote any of the Voting Securities beneficially owned by such Investor and/or any of its Controlled Persons (other than (x) Voting Securities rehypothecated by a Hedging

Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) in favor of the removal of any Investor Designee of any other Investor; provided that, if an Investor entitled to nominate any such director shall request in writing the removal of such director, each other Investor shall, and shall cause each of its Controlled Persons to, vote the Voting Securities beneficially owned by such Investor and/or any of its Controlled Persons (other than (x) Voting Securities rehypothecated by a Hedging Counterparty in connection with a Hedging Transaction and (y) Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”) in favor of such removal. Notwithstanding the foregoing, with respect to each Investor and its Controlled Persons, the voting obligations in this Section 3.03 shall only apply, in the case of Mammoth, to the Mammoth Required Vote Amount, and, in the case of each LG Investor, to the LG Required Vote Amount with respect to such LG Investor.

(b) In the event that any person designated by an LG Investor to be an Investor Designee in accordance with the Company Investor Rights Agreement shall have failed to be elected or appointed as a director on the Board in accordance with Section 2.01 of the Company Investor Rights Agreement as a result of a breach by the Company of its obligations under Section 2.01(d) of the Company Investor Rights Agreement or a breach by Mammoth of its obligations under Section 3.03(a) of this Agreement:

(i) the Company shall use its best efforts to appoint such person to the Board as an “additional director” under Applicable Law, including by increasing the size of the Board if necessary therefor;

(ii) to the extent that the Company is unable or unwilling to, or otherwise does not, appoint such person to the Board in accordance with Section 3.03(b)(i) above, such LG Investor shall use its best efforts to pursue all legal remedies reasonably available to it (including seeking specific performance), at the reasonable cost and expense of the breaching Party(ies), to enforce its rights under Article 2 of the Company Investor Rights Agreement and this Section 3.03; and

(iii) Mammoth shall use its best efforts to cooperate with and facilitate the efforts of the Company and such LG Investor under Section 3.03(b)(i) and Section 3.03(b)(ii) above.

Section 3.04 Reserved

ARTICLE IV

OTHER AGREEMENTS

Section 4.01 Agreement to Be Bound. No LG Investor or any of its Controlled Persons shall, directly or indirectly, Transfer any Company Securities (including any primary or secondary sales (by merger, consolidation or otherwise) of any equity interests of any Controlled Person of an LG Investor) unless the transferee, at the time of and as a condition to such Transfer, agrees to be bound by the terms of this Agreement as if it were an LG Investor by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the Company; provided that this Section 4.01 shall not apply to a Transfer of Company Securities that would not constitute a Joinder Transfer. The provisions of this Section 4.01 shall not have any applicability to the Transfer of securities of Leopard Parent, including as a result of a merger, consolidation, recapitalization, or reorganization of Leopard Parent; provided that in the event of a Parent Change of Control Transaction, the rights, benefits, entitlements and obligations of the applicable LG Investor and its Controlled Persons under this Agreement and the Company Investor Rights Agreement shall cease and be of no further force or effect with respect to the applicable LG Investor (and for the avoidance of doubt such LG Investor shall cause its Investor Designees to resign from the Board in connection with such Parent Change of Control), unless (i) the ultimate parent entity of the surviving company in such Parent Change of Control Transaction agrees to comply with the restrictions and obligations of this Agreement and the Company Investor Rights Agreement as if it were Leopard Parent, as applicable, by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the Company or (ii) such Parent Change of Control involves an LG Investor or any of its Affiliates, in which case the ultimate parent entity of the surviving company in such Parent Change of Control Transaction shall agree to comply with the restrictions and obligations of this Agreement and the Company Investor Rights Agreement as if it were Leopard Parent, as applicable, by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the Company.

Section 4.02 Information Relating to Affiliates. Within 5 Business Days of receipt by an LG Investor of a written request by Mammoth or the Company, such LG Investor shall deliver to Mammoth or the Company, as applicable, (i) a true and correct list identifying, as of the date of such list, each of its Affiliates who beneficially owns Company Securities and/or Voting Securities and the amount of Company Securities and/or Voting Securities beneficially owned by such Affiliates, in each case, to the extent known by such LG Investor after reasonable inquiry and (ii) other information reasonably requested by such Person to monitor compliance with Article 3. In addition, each Investor shall provide to the other Investors written notice as soon as practicable after (x) the entry into any Hedging Transaction or Financing Transaction and (y) any rehypothecation or other event with respect to a Hedging Transaction or a Financing Transaction that would reasonably be expected to result in such Investor losing its right to vote any Company Securities.

Section 4.03 Consequences of Breach. Upon the occurrence of a Willful Breach by an LG Investor of this Agreement that has a material negative consequence on the Company or Mammoth or any of their respective Controlled Persons (that, if curable, is not cured within 10 days of written notice thereof), in addition to any and all other remedies that may be available to any other Party, and without any further action by any Person, the rights, benefits and entitlements of such LG Investor and its Controlled Persons under Section 2.01(c) and Section 3.03 of this Agreement, the Company Investor Rights Agreement and the LG Registration Rights Agreements shall cease and be of no further force or effect; provided that the obligations and agreements of, and restrictions and limitations on, such LG Investor shall remain binding upon such LG Investor and shall continue in full force and effect.

Section 4.04 Inapplicable to Certain Persons and Transactions.

(a) No provision of this Agreement shall be binding on any Person solely because such Person is:

(i) a Hedging Counterparty;

(ii) a holder of Company Securities as a result of the rehypothecation of Company Securities by a Hedging Counterparty or Financing Counterparty;

(iii) a transferee of Company Securities pursuant to settlement under, or pursuant to default rights or the exercise of remedies by a Hedging Counterparty or Financing Counterparty in connection with, any Hedging Transaction or Financing Transaction; or

(iv) an Investor Designee receiving Company Securities as compensation in connection with his or her service as a director of the Board; provided that such Company Securities shall be included in any calculation of beneficial ownership in accordance with the terms of this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, each Investor shall not, and shall not permit any of its Controlled Persons to, enter into any Hedging Transaction that would result in more than 50% of the Voting Power represented by Voting Securities beneficially owned by such Persons in the aggregate being subject to Hedging Transactions (other than Company Securities beneficially owned by such Person solely as a result of clause (ii)(a) or (ii)(c) of the proviso in the definition of “beneficial ownership”). Except for Hedging Transactions or Financing Transactions, none of the Investors or any of their respective Controlled Persons shall enter into any loan, borrowing, hedging or other similar arrangement with respect to any Company Securities in which such Investor or any of its Controlled Persons has beneficial ownership.

(c) Other than as set forth in Section 4.04(b) of this Agreement or Section 4.01(a) of the Company Investor Rights Agreement, no provision of this Agreement shall prohibit any Person from entering into, performing or settling Hedging Transactions or Financing Transactions in relation to any Company Securities, or granting liens and other security interests in connection therewith, from exercising remedies thereunder, or from permitting a Hedging Counterparty to rehypothecate Company Securities in connection with a Hedging Transaction, nor shall any of the foregoing described in this Section 4.04(c) be deemed, in and of itself, a violation of this Agreement.

Section 4.05 Compliance by Subsidiaries. Leopard Parent shall cause Leopard (and its Subsidiaries), respectively, to comply with their obligations under this Agreement (and guarantees such performance and any liabilities of such Persons arising from a breach hereof, which guarantee shall be immediate and shall not be contingent upon the exercise or enforcement by Mammoth or the Company of whatever remedies they may have against Leopard (and its Subsidiaries).

ARTICLE V

TERMINATION

Section 5.01 Termination. This Agreement shall automatically terminate, without any further action by any Person, upon (i) the written agreement of each Party to terminate this Agreement or (ii) the occurrence of any Change of Control Transaction resulting in the creation of a New Company pursuant to clause (a) of the definition thereof.

Section 5.02 Effect of Termination. Upon any termination of this Agreement in accordance with the provisions of Section 5.01 hereof, this Agreement shall become void and of no further effect; provided that (i) the provisions of Section 4.05, this Section 5.02 and Article 6 shall survive any termination pursuant to Section 5.01 and (ii) any breach occurring prior to such termination shall survive such termination.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Successors and Assigns.

(a) This Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors, legal representatives and permitted assigns.

(b) Except as expressly provided herein, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Party pursuant to any transfer of Company Securities or otherwise.

(c) Except as expressly set forth in this Agreement, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the Parties and their respective successors and assigns.

Section 6.02 Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including (i) confirmed facsimile transmission and (ii) electronic mail (“email”) transmission, so long as a receipt of such email is requested and received) and shall be given to the contact information set forth under such Investor’s name on its signature page hereto, or such other address, facsimile number or email address as such Party may hereafter specify in writing to all Parties for the purpose by notice to the other Parties. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 6.03 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law. For the avoidance of doubt, the Parties acknowledge and agree that it is intended that the Company and Mammoth are separate beneficiaries of all the LG Investors’ obligations under this Agreement and, accordingly, each of the Company and Mammoth shall be separately entitled to bring an action seeking an injunction to prevent breaches of, or enforce compliance with, such obligations, and any waiver of such obligations shall require the written waiver of each of the Company and Mammoth separately; provided that if Mammoth (together with its Affiliates) ceases to beneficially own at least 5,000,000 Common Shares (adjusted for any stock split, stock dividend, reverse stock split or similar event), Mammoth shall no longer be entitled to enforce, or be required to waive or to consent to any waiver by the Company of, such obligations of the LG Investors. No Investor shall be entitled to recover from any other Investor or the Company (i) punitive damages or (ii) except in the case of a Willful Breach, consequential damages.

Section 6.04 Governing Law. This Agreement and all claims and causes of action arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

Section 6.05 Jurisdiction. The Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 6.02 shall be deemed effective service of process on such Party.

Section 6.06 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.07 Several Liability. The obligations of the Investors under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor. In the event of any damages arising out of the breach of this Agreement by two or more Investors, each Investor shall be responsible only for the portion of such damages arising from such Investor’s own breach.

Section 6.08 Specific Performance. Each Party acknowledges that the remedies at law of the other Parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any Party, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 6.09 Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Until and unless each Party has received a counterpart hereof signed by the other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the Parties and their respective successors and assigns.

Section 6.10 Entire Agreement. This Agreement, the Other Voting Agreement, the Investor Rights Agreements and the Registration Rights Agreements (as defined in the Investor Rights Agreements) constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof and thereof. In furtherance hereof, the Parties agree that the Original Agreement is hereby superseded and terminated in its entirety, and shall be of no further force or effect whatsoever, effective immediately as of the entry into this Agreement and the Other Voting Agreement, subject to Section 5.02 of the Original Agreement.

Section 6.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.12 Authority; Effect. Each Party, severally and not jointly, represents and warrants to and agrees with each other Party that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such Party and do not violate any agreement or other instrument applicable to such Party or by which its assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the Parties, or to constitute any of such Parties members of a joint venture or other association.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LIONSGATE STUDIOS HOLDING CORP.

By:	/s/ Adrian Kuzycz
Name: Adrian Kuzycz
Title: Principal Executive Officer, President and Secretary

For Notices:

Lionsgate Studios Holding Corp. 2700 Colorado Avenue
Santa Monica, CA 90404
Attention: Bruce Tobey
Email: btobey@lionsgate.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street
New York, NY 10019
Attention:	Mark A. Stagliano
Email:	MAStagliano@wlrk.com

MHR Fund Management LLC

By:	/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

For Notices:

MHR Fund Management LLC 40 West 57th Street, Floor 24,
New York, NY 10019
Attention: Janet Yeung
Facsimile No.: (212) 262-9356
Email: jyeung@mhrfund.com

with a copy (which shall not constitute notice) to:

Clifford Chance
Two Manhattan West 375 9th Ave.
New York, NY 10001
Attention: David I. Schultz
Email: David.Schultz@CliffordChance.com

MHR Capital Partners Master Account LP

By:	MHR Advisors LLC, its general partner

By:	/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

MHR Capital Partners (100) LP

By:	MHR Advisors LLC, its general partner

By:	/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

MHR Institutional Partners II LP

By:	MHR Institutional Advisors II LLC, its general partner

By:	/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

MHR Institutional Partners IIA LP

By:	MHR Institutional Advisors II LLC, its general partner

By:	/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

MHR Institutional Partners III LP

By:	MHR Institutional Advisors III LLC, its general partner
By:	/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

MHR Institutional Partners IV LP

By:	MHR Institutional Advisors IV LLC,
its general partner
By:	/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

For Notices:

MHR Fund Management LLC 40 West 57th Street, Floor 24,
New York, NY 10019
Attention: Janet Yeung
Facsimile No.: (212) 262-9356
Email: jyeung@mhrfund.com

with a copy (which shall not constitute notice) to:

Clifford Chance
Two Manhattan West 375 9th Ave.
New York, NY 10001
Attention: David I. Schultz
Email: David.Schultz@CliffordChance.com

Liberty Global Ventures Limited

By:	/s/ Jeremy Evans
Name: Jeremy Evans
Title: Director

Liberty Global Ltd.

By:	/s/ Bryan H. Hall
Name: Bryan H. Hall
Title: Executive Vice President, General Counsel

For Notices:

Liberty Global Ltd. 1550 Wewatta Street
Suite 1000
Denver, Colorado 80202
Attention:	General Counsel,
Legal Department
E-mail:	LegalUS@libertyglobal.com

with a copy to:

Liberty Global Ventures Limited
Griffin House 161 Hammersmith Road
London, United Kingdom, W6 8BS
Attention:	General Counsel,
Legal Department
E-mail:	LegalUS@libertyglobal.com

with a copy (which shall not constitute notice) to:

A&O Shearman
599 Lexington Avenue
New York, NY 10022
Attention:	Daniel Litowitz
Cody Wright
E-mail:	daniel.litowitz@aoshearman.com
cody.wright@aoshearman.com